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                                                                EXHIBIT 23.1

              Consent of Ernst & Young LLP, Independent Auditors

        We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the Junglee Corp. 1996 Stock Plan, the Junglee Corp. 1998 Equity Incentive Plan, the Sage Enterprises, Inc. 1997 Amended Stock Option Plan and the Sage Enterprises, Inc. MVP Stock Option Plan, of Amazon.com, Inc. of our report dated January 19, 1998, with respect to the financial statements and schedule of Amazon.com, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, and our report dated January 19, 1998, except for paragraphs 2 and 3 of Note 1 as to which the date is August 27, 1998, with respect to the supplemental consolidated financial statements and schedule of Amazon.com, Inc. included in its Current Report on Form 8-K dated August 27, 1998, filed with the Securities and Exchange Commission.


                                      ERNST & YOUNG LLP


Seattle, Washington
September 11, 1998